Dakota Territory Resource Corp Appoints Distinguished Executive

Stephen T. O’Rourke as Director

Company to Implement Business Development Strategy

Reno, Nevada, August 20, 2018 -- Dakota Territory Resource Corp (OTCQB: DTRC) (“Dakota Territory” or the “Company”) announced today the appointment of Stephen T. O’Rourke to the Company’s Board of Directors.  Mr. O’Rourke served as President of Global Petroleum Exploration for BHP Billiton (BHP:NYSE) and was a member of the Senior Management Team for the corporation.  Other key roles at BHPB included VP of Development Planning and VP of Appraisal and Petroleum Engineering.  Prior to joining BHPB he held various senior technical and management roles for Shell Oil Company.  Mr. O’Rourke is a founding partner of Strategic Management Partners LLC, a consulting firm based in Rapid City, SD specializing in energy, minerals & business development.  He serves as Managing Director for Heat Mining LLC, a geothermal technology development company and is a Managing Partner for Geoparks International LLC, a geologic consulting group focused on the Black Hills of South Dakota. He is currently a non-executive board member of RESPEC, an engineering consulting firm also based in Rapid City, SD.   Stephen serves as a member of the South Dakota School of Mines & Technology (SDSM&T) Geological Engineering advisory board and is Vice Chair of the SDSM&T Foundation Executive Committee.  Mr. O’Rourke holds a BSc in Geological Engineering and an Honorary Doctorate of Public Service from SDSM&T and is a graduate of the Wharton School of Business Advanced Management Program.

“We are extremely pleased to have an accomplished leader such as Stephen join our board and we look forward to major contributions from him in the development and execution of a corporate business strategy,” said Jerry Aberle, CEO and President of Dakota Territory. “Stephen is a dynamic and proactive leader in the natural resources industries with the experience to reimagine the way we can build our company. His business and management experience coupled with his diverse project management and exploration background will be invaluable to Dakota Territory as we seek to cultivate investment and develop partnerships for our gold exploration and mining projects in the Black Hills of South Dakota. Stephen’s background is ideal for us to build upon the knowledge and experience our existing senior leadership team garnered from their careers with Homestake Mining Company in the district.”

In addition to joining the Board of Directors, Dakota Territory is also very pleased to announce that Mr. O’Rourke has made a significant personal investment in the Company.  Subsequent to his in-depth due diligence review of the projects and data, Mr. O’Rourke purchased from the Company 750,000 of its restricted common shares at $0.10 per share, along with a warrant to purchase an additional 750,000 restricted shares of common stock at an exercise price of $0.10 per share for a period of one year. “I am very excited about the scope of opportunity Dakota Territory holds in one of the world’s most productive gold mining districts” said Mr. O’Rourke.  ”Dakota’s management team has developed a very compelling exploration and development plan built from an extraordinary data set, which is the direct product of decades of mining and exploration experience in the district. The Dakota team was uniquely positioned by their backgrounds to assemble the data and project portfolio.  It is a privilege to join the Board of Dakota Territory Resource Corp and to bring to the Company a business strategy that I believe could ultimately result in the successful execution of the exploration and development plans”.

About Dakota Territory Resource Corp

Dakota Territory Resource Corp. is a Nevada Corporation with offices located at Reno, Nevada. Dakota Territory is committed to creating shareholder value through the acquisition and responsible exploration and development of high caliber gold properties in the Black Hills of South Dakota.

In terms of total historic US gold production, the Black Hills ranks second only to the Carlin District of northeast Nevada, with the gold production of the Black Hills concentrated in a 100 square mile area known as the Homestake District. Dakota Territory maintains 100% ownership of three mineral properties including the Blind Gold, City Creek and Homestake Paleoplacer Properties, all of which are located in the heart of the Homestake District and cover a total of approximately 3,341 acres. The Blind Gold Property is located approximately 4 miles northwest and on structural trend with the historic Homestake Gold Mine. Through its 125 year production history, the Homestake Gold Mine produced approximately 40 million ounces of gold and is the largest iron-formation-hosted gold deposit in the world

In the 1980’s and 1990’s Homestake Mining Company undertook a $70 million exploration program managed by Richard Bachman, president and chief executive officer of Dakota Territory that was focused primarily on the search for a repeat of the Homestake Mine. This program successfully discovered significant new gold mineralization beyond the confines of the producing mine, demonstrating repeatability and the potential for additional gold deposits in the Homestake iron-formation host. This program also proved the continuous extension of the Homestake iron-formation to a distance of approximately 4 miles from the producing mine and under the Blind Gold Property.

Dakota Territory Resource Corp is uniquely positioned to leverage Management’s extensive exploration and mining experience in the Black Hills of South Dakota with Homestake Mining Company. For more information on Dakota Territory, please visit the Company’s website at http://DakotaTRC.com/.

Investor Relations

Investor Relations Contact: For more information, please contact Dakota Territory Resource Corp (775) 747-0667

Cautionary Note to U.S. Investors

The United States Securities and Exchange Commission (“SEC”) limits disclosure for U.S. reporting purposes to mineral deposits that a company can economically and legally extract or produce. Our property currently does not contain any known proven or probable ore reserves under SEC reporting standards. Our reference above to the various formations and mineralization believed to exist in our property as compared to historical results and estimates from other property in the district is illustrative only for comparative purposes and is no indication that similar results will be obtained with respect to our property. U.S. investors are urged to consider closely the disclosure in our latest reports filed with the SEC. You can review and obtain copies of these filings at http://www.sec.gov/edgar.shtml.

Safe Harbor Statement

This release contains forward-looking statements that are based upon current expectations or beliefs, as well as a number of assumptions about future events. Although we believe that the expectations reflected in the forward-looking statements and the assumptions upon which they are based are reasonable, we can give no assurance that such expectations and assumptions will prove to have been correct. Forward-looking statements are generally identifiable by the use of words like “may,” “will,” “should,” “could,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” or “project” or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties, including but not limited to: adverse economic conditions, competition, adverse federal, state and local government regulation, inadequate capital, inability to carry out research, development and commercialization plans, loss or retirement of key executives and other specific risks. To the extent that statements in this press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Readers are advised to review our filings with the Securities and Exchange Commission that can be accessed over the Internet at the SEC’s website located at http://www.sec.gov.